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                                                                    EXHIBIT 23.2



                               October 14, 1998

Prentiss Properties Trust
3890 W. Northwest Highway, Suite 400
Dallas, Texas 75220

     Re:  Registration Statement on Form S-3: 3,773,585
          Series A Cumulative Convertible Redeemable
          Preferred Shares of Beneficial Interest and
          3,773,585 Common Shares of Beneficial Interest
          ----------------------------------------------

Ladies and Gentlemen:

     We hereby consent to the use of the name of our firm in the above-referenced Registration Statement under the caption "Legal Opinions." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                        Very truly yours,

                                        Ballard Spahr Andrews & Ingersoll, LLP